JPMORGAN EQUITY INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/28/04	GMH Communities Trust

Shares            Price         Amount
37,000	         $12.00        $444,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.72       N/A 	  0.00%	          0.00%

Broker
Bank of America Securities

Underwriters of GMH Communities Trust

Underwriters     	                Number of Shares
Banc of America Securities LLC   	     10,414,286
Merrill Lynch, Pierce, Fenner & Smith
Incorporated   				     10,414,286
Deutsche Bank Securities Inc.   	      2,499,429
J.P. Morgan Securities Inc.   		      1,666,286
Morgan Stanley & Co. Incorporated   	      1,388,571
Raymond James & Associates, Inc.   	      1,388,571
Legg Mason Wood Walker, Incorporated   		100,000
RBC Capital Markets Corporation   		100,000
KeyBanc Capital Markets,
a division of McDonald Investments Inc.   	100,000
Oppenheimer & Co. Inc.   			100,000
Morgan Keegan & Company, Inc.   		100,000
AG Edwards & Sons Inc.   			100,000
Stifel, Nicolous & Company, Incorporated   	100,000
Wachovia Capital Markets, LLC   		100,000
                                              ----------
Total                                        28,571,429



JPMORGAN EQUITY INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/18/04	AGL Resources

Shares            Price         Amount
1,500	         $31.01        $46,515

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.93       N/A 	  0.00%	          0.01%

Broker
Morgan Stanley and Company

Underwriters of AGL Resources

Underwriters     	                Number of Shares
J.P. Morgan Securities Inc.		      2,784,000
Morgan Stanley & Co. Incorporated	      2,784,000
Banc of America Securities LLC			816,000
SunTrust Capital Markets, Inc.			816,000
Calyon Securities (USA) Inc.			768,000
Lazard Freres & Co. LLC				768,000
Wells Fargo Securities, LLC			336,000
BNY Capital Markets, Inc.			336,000
KBC Financial Products USA Inc.			192,000
                                              ----------
Total                                         9,600,000